UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 749-3600

Copies to:
Richard A. Friedman, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2006, pursuant to actions taken by the Compensation Committee of the Board of Directors of eMagin Corporation (the “Company”), Mr. Gary W. Jones entered into a revised executive employment agreement, to conform to the recently established Sarbanes-Oxley requirements, in connection with his service as Chief Executive Officer and President of the Company. Mr. Jones also serves as Chairman of the Company. Additionally, Ms. Susan K. Jones entered into a revised executive employment agreement, to conform to the recently established Sarbanes-Oxley requirements,  in connection with her service as the Company’s Chief Marketing and Strategy Officer, Executive Vice President and Corporate Secretary.

Key terms of the executive employment agreements are described herein. Each agreement is effective for an initial term of three years, effective January 1, 2006. The agreement provides for an annual salary, benefits made available by the Company to its employees, and eligibility for an incentive bonus pursuant to one or more incentive compensation plans established by the Company from time to time. The Company may terminate the employment of Executive at any time with or without notice and with or without cause (as such term is defined in the agreement). If the Executive’s employment is terminated without cause, or if Executive resigns with good reason (as such term is defined in the agreement), or if Executive’s position is terminated or significantly changed as result of change of control (as such term is defined in the agreement), Executive shall be entitled to receive salary until the end of the agreement’s full term or twelve months, whichever is greater, payment for accrued vacation, and bonuses which would have been accrued during the term of the agreement. If Executive voluntarily terminates employment with the Company, other than for good reason or is terminated with cause (as such term is defined in the agreement), Executive shall cease to accrue salary, vacation, benefits, and other compensation on the date of the voluntary or with cause termination. The Executive Employment Agreement includes other conventional terms and also contains invention assignment, non-competition, non-solicitation and non-disclosure provisions. The description contained herein is qualified in its entirety by reference to the actual language of the executive employment agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement effective as of January 1, 2006 by and between the Company and Gary Jones.
10.2	Employment Agreement effective as of January 1, 2006 by and between the Company and Susan Jones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: January 27, 2006	By:	/s/ Gary W. Jones
Gary W. Jones
Chief Executive Officer